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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                    FORM 8-A



              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) or 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                         PACIFIC GULF PROPERTIES INC.
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            (Exact name of registrant as specified in its charter)



              Maryland                               33-057750
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      (State of incorporation                       (IRS employer
          or organization)                       identification no.)


      363 San Miguel, Suite 100,
      Newport Beach, California                        92660
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(Address of principal executive offices)             (zip code)



      Securities to be registered pursuant to Section 12(b) of the Act:



         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
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Common Stock, $.01 par value per share          New York Stock Exchange



      Securities to be registered pursuant to Section 12(g) of the Act:




                                      None
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                               (Title of class)





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                         PACIFIC GULF PROPERTIES INC.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.


         The information required by Item 202 of Regulation S-K is set forth in full under the caption "Description of Common Stock" on pages 11-12 of the Registrant's Common Stock prospectus contained in its Registration Statement on Form S-3 (File No. 333-02798), attached hereto as Exhibit 99, and by this reference incorporated herein and made a part hereof.


Item 2.  Exhibits.
         --------


         Exhibit 99.   Pages 11-12 of the Registrant's Common Stock Prospectus.


         Copies of all other exhibits will be filed with the New York Stock Exchange in accordance with the instructions to Form 8-A.


                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.


                                           PACIFIC GULF PROPERTIES INC.
                                                 (Registrant)


October 28, 1996                           By: /s/  DONALD G. HERRMAN
                                           ----------------------------------
                                                    Donald G. Herrman
                                                    Executive Vice President,
                                                    Secretary and Chief
                                                    Financial Officer